Exhibit 99.(c)(i)

Project Jewel Discussion Materials Goldman Sachs & Co. December 1 , 2025 DRAFT Preliminary - Subject to Refinement INVESTMENT I BANKING

Disclaimer DRAFT Preliminary - Subject to Refinement INVESTMENT I BANKING These materials have been prepared by Goldman Sachs on a confidential basis for presentation solely to the special committee (the "Special Committee") of Jewel (the "Company") in connection with an informational presentation which Goldman Sachs is making to the Special Committee. These materials and Goldman Sachs' presentation relating to these materials (collectively, the "Presentation") may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the written consent of Goldman Sachs. The Presentation was not prepared with a view to public disclosure or to conform to any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and Goldman Sachs does not take any responsibility for the use of the Presentation by persons other than those set forth above. Notwithstanding anything in this Presentation to the contrary, the Company may disclose to any person the US federal income and state income tax treatment and tax structure of any transaction described herein and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind. The Presentation has been prepared by the Investment Banking Division of Goldman Sachs and is not a product of its research department. Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interest or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, any other party to any transaction and any of their respective affiliates or any currency or commodity that may be involved in any transaction. The firm's clients and counterparties may now or in the future include persons and entities that are the subject of the Presentation and the firm may be, may have been or may become involved in other transactions and assignments with or involving these clients and counterparties and/or may have confidential information relating to these clients or counterparties. The Presentation is neither an expressed nor an implied commitment by Goldman Sachs to act in any capacity with respect to the Special Committee or the Company, which commitment shall only be set forth in an engagement letter to be executed between the Special Committee, the Company and Goldman Sachs, and does not restrict Goldman Sachs from being engaged by, or otherwise acting with, any other party in any capacity. Nothing contained herein shall be deemed to create a fiduciary, advisory, agency or other relationship between Goldman Sachs and the Special Committee, the Company or its stockholders, directors, officers, employees or creditors, nor shall any of the foregoing persons rely on this document or the presentation thereof. The Presentation has been prepared based on historical financial information, forecasts and other information obtained by Goldman Sachs from publicly available sources (other than information regarding the Company, which may have been obtained from the management of the Company). In preparing the Presentation, Goldman Sachs has relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us, and Goldman Sachs does not assume any liability for any such information. Goldman Sachs does not provide accounting, tax, legal or regulatory advice. Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of the Company or any other party to any transaction or any of their respective affiliates and has no obligation to evaluate the solvency of the Company or any other party to any transaction under any state or federal laws relating to bankruptcy, insolvency or similar matters. The analyses contained in the Presentation do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold or purchased. Any indications of value or synergies in the Presentation are based solely on public information, are for illustrative purposes only, and do not reflect actual values or synergies that may be achieved or realized by the Company or any views of Goldman Sachs with respect to any such values or synergies. The Presentation does not address the underlying business decision of the Special Committee or the Company to engage in any transaction, or the relative merits of any transaction or strategic alternative as compared to any other transaction or alternative that may be available to the Company. The Presentation is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of such Presentation and Goldman Sachs assumes no responsibility for updating or revising the Presentation based on circumstances, developments or events occurring after such date. The Presentation does not constitute any opinion, nor does the Presentation constitute a recommendation to the Special Committee, the Company, any security holder of the Company or any other person as to how to vote or act with respect to any transaction or any other matter. The Presentation, including this disclaimer, are subject to, and governed by, any written agreement between the Special Committee, the Company and Goldman Sachs.

Topics for Discussion DRAFT Preliminary - Subject to Refinement INVESTMENT I BANKING I. Feedback from management presentation with Trian and General Catalyst II. Update on outreach process and discussion with advisors Ill. Review of preliminary standalone JHG valuation analysis IV. Trian / General Catalyst engagement plan and next steps

Jewel Share Price Performance Last 3 Years DRAFT Preliminary - Subject to Refinement INVESTMENT I BANKING Undisturbed Trading History' Share Price 52-Week High (05-Feb-2025) S 45.94 52-Week Low (08-Apr-2025) 29.47 Share Price Performance & Volume Trading History Jewel 3Y 1Y 6M 3M 1M $ 50 % Performance 72.7% (3.4)% 17.1% (2.1)% (5.7)% Average Share Price $ 33.74 $ 40.84 $ 42.12 $ 43.87 $ 43.49 $ 40 $ 30 $ 20 Nov-22 31.Jan-2025: Beat 2024 full-year consensus s treet EPS estimates by ~14% 12-Aug-2024: Announces acquiring majority stake in Victory Park Capital (VPC) 02-May-2024: Announces acquisition of NBK Wealth & Tabula Jun-23 Feb-24 Sep-24 D M&A Activity D Earnings Report 02-Apr-2025: Liberation Day 27-0ct-2025: Jewel confirms acquisition proposal from Trian and General Catalyst2 Jewel, VPC& CNO Financial Group announ strategic partnership 09-Apr-2025: Reciprocal tariffs paused Apr-25 D Macro-economic Activity Source: Company filings, FactSet. Note: Market data as of 28-Nov-2025. 1 52-week high and tow as of closing on 24-0ct-2025, prior to Trian bid proposal. 2 Trian public/y-0isctosed letter dated 2(K)ct-2025. 12 10 $ 43.71 8 6 4 2 0 Nov-25 E ..§, Cl) E ...:! 0 >

DRAFT Preliminary - Subject to Refinement Historical Jewel and Peer EV/ NTM EBITDA INVESTMENT I BANKING Average Jewel' TAM Peers2 10.0 X 9.5 X 9.0 X 8.5 X 8.0 X 7.5 X 7.0 X 6.5 X 6.0 X 3Y 7.9 X 7.8 2Y 8.1 X 7.7 Historical Jewel and Peer Multiple Analysis 1Y 8.3 X 7.5 Jewel - % of Time TAM Peers2 - % of Spent in Range' 3y 2Y 1Y Time Spent in Range ------------------- 10. 0 + 10.0 + 9.5x-10.0x 0% 0% 0% 9.5x-10.0x 9.0 X • 9.5 X 7 10 8.5x-9.0x 13 16 8.0 X • 8.5 X 25 28 7.5 X • 8.0 X 31 29 7.0x-7.5x 14 10 6.5x-7.0x 7 5 6.0 X • 6.5 X 2 2 < 6.0 X 1 20 25 28 11 5 5 4 2 9.0 X • 9.5 X 8.5 X • 9.0 X 8.0 X • 8.5 X 7.5x-8.0x 7.0 X • 7.5 X 6.5 X • 7.0 X 6.0 X • 6.5 X < 6.0 X 3Y 1% 3 7 24 42 18 4 2 0 2Y 2 23 45 21 6 2 0 EV/ NTM EBITDA on 24-0ct-2025 (Pre-Proposal): 7.9 X 1Y 13 42 29 12 5 0 5.5 X +---------.----------.--------..---------.---------.---------.--------..- Nov-22 May-23 Oct-23 Mar-24 Aug-24 Jan-25 Jun-25 Nov-25 Source: Company filings, FactSet. Note: Market data as of 28-Nov-2025. 1 Refiects Jewel historical data up to undisturbed date of 24-0ct-2025. 2 TAM Peers include AB, AMG, APAM, BEN, BLK, IVZ, TROW, VCTR, VRTS. Renects historical data through 28-Nov-2025. 8.0 X 7.6 X 51

DRAFT Preliminary – Subject to Refinement

Goldman Sachs

INVESTMENT BANKING

Jewel Management Projections

Adjusted Financials | ($ in millions)

	Historical			Projected					CAGR	
	2022A	2023A	2024A	2025P	2026P	2027P	2028P	2029P	'22A - '24A	'25P - '29P
Revenues										
Total Revenues[1]	**$ 1,705**	**$ 1,646**	**$ 1,941**	**$ 2,134**	**$ 2,324**	**$ 2,460**	**$ 2,587**	**$ 2,671**	**7 %**	**6 %**
% Revenue Growth	*(23)%*	*(3)%*	*18 %*	*10 %*	*9 %*	*6 %*	*5 %*	*3 %*		
Expenses										
Compensation[2]	$ 754	$ 754	$ 855	$ 927	$ 971	$ 1,024	$ 1,076	$ 1,118		
Compensation as % of Revenue	*44 %*	*46 %*	*44 %*	*43 %*	*42 %*	*42 %*	*42 %*	*42 %*		
% Compensation Growth	*(14)*	*(0)*	*13*	*8*	*5*	*5*	*5*	*4*		
Non-Compensation[3]	$ 374	$ 384	$ 418	$ 466	$ 485	$ 506	$ 523	$ 540		
Non-Compensation as % of Revenue	*22 %*	*23 %*	*22 %*	*22 %*	*21 %*	*21 %*	*20 %*	*20 %*		
% Non-Compensation Growth	*(1)*	*2*	*9*	*12*	*4*	*4*	*3*	*3*		
Total Expenses	**$ 1,129**	**$ 1,137**	**$ 1,273**	**$ 1,393**	**$ 1,456**	**$ 1,530**	**$ 1,599**	**$ 1,658**	**6 %**	**4 %**
Operating Income	**$ 577**	**$ 509**	**$ 668**	**$ 741**	**$ 868**	**$ 930**	**$ 988**	**$ 1,013**	**8 %**	**8 %**
Operating Income Margin	*34 %*	*31 %*	*34 %*	*35 %*	*37 %*	*38 %*	*38 %*	*38 %*		
% Operating Income Growth	*(40)*	*(12)*	*31*	*11*	*17*	*7*	*6*	*2*		
EBITDA	**$ 608**	**$ 532**	**$ 693**	**$ 779**	**$ 912**	**$ 971**	**$ 1,026**	**$ 1,048**	**7 %**	**8 %**
EBITDA Margin	*36 %*	*32 %*	*36 %*	*37 %*	*39 %*	*39 %*	*40 %*	*39 %*		
% EBITDA Growth	*(39)*	*(13)*	*30*	*12*	*17*	*6*	*6*	*2*		
Net Income Available to Common[4]	**$ 421**	**$ 423**	**$ 550**	**$ 586**	**$ 666**	**$ 707**	**$ 744**	**$ 754**	**14 %**	**7 %**
Net Income Margin	*25 %*	*26 %*	*28 %*	*27 %*	*29 %*	*29 %*	*29 %*	*28 %*		
% Net Income Growth	*(41)*	*0*	*30*	*6*	*14*	*6*	*5*	*1*		

Source: Company filings, Jewl projections per Jewel management as approved for Goldman Sachs' use by the Special Committee ("Jewel Management Projections"). Jewel Management adjustments to GAAP P&L include: [1] Reimbursement of GAAP recognized distribution and servicing fees collected from customers and remitted to third-party partners (pass-through revenues / expenses) [2] Acceleration of LTIP and redundancy expense of departing employees [3] Reversal of GAAP recognized distribution and servicing remittances to third-party partners (pass-through revenues / expenses). [4] Projected years (2025E – 2029E) deduct 3-year historical average (2022A – 2024A) of allocation of earnings to participating stock-based awards (~$13mm).

6

2':- c: 0 Cl) u C: Cl) .... ..! Cl) 0::: .... 0 LL DRAFT Preliminary - Subject to Refinement Illustrative Summary of Jewel Financial Analysis INVESTMENT I BANKING Methodology DCF Analysis Precedent Transaction Precedent Premia Analysis (Undisturbed) Precedent Premia Analysis (52-Week High) Public Market Valuation 52-Week Range $ 32.28 $ 29.47 Illustrative Valuation Range $ 41 .68 $ 55.07 $ 42.10 $ 54.67 $ 58.05 I I I $149.9 I I I $ 45.02 $ 55.59 $ 42.24 $ 54.02 I I $ 45.94 I Trian I GC Proposal:$ 46.00 I Selected Commentary • Low: WACC of 13.00%, PGR of 1.50% • High: WACC of 11.00%, PGR of 2.50% • Based on Jewel Management Projections • Present value of future share price + dividends using Jewel COE of 12.9% • Low: 7.5x EV/ EBITDA • High: 9.5x EV/ EBITDA • Based on Jewel Management Projections • Low: 6.9x L TM EV/ EBITDA • High: 12.1x LTM EV/ EBITDA • Based on L TM EBITDA of $768mm1 • Historical premia paid relative to undisturbed share price for all-cash U.S. target M&A transactions between $5bn - $10bn equity value since 2014 63.28 • Low: 20% premia (25th percentile) to undisturbed price2 • High: 52% premia (75th percentile) to undisturbed price2 • Historical premia paid relative to 52-week high share price for all-cash U.S. target M&A transactions between $5bn - $10bn equity value since 2014 • Low: (2)% premia (25th percentile) to 52-week high • High: 21% premia (75th percentile) to 52-week high • Low: 7.5x 2026E EV/ EBITDA • High: 9.5x 2026E EV/ EBITDA • Based on Jewel Management Projected 2026E EBITDA of $912mm3 • Low4: $29.47 on 08-Apr-2025 • High4: $45.94 on 05-Feb-2025 Source: Jewel Management Projections, Company filings, Fae/Set. Note: Market data as of 28-Nov-2025. Diluted share count for purposes of per share values based on Jewel standalone diluted shares outstanding (preliminary, subject to 1 I refinement), inclusive of 154. 683mm common shares, 0. 133mm incremental share-based awards, 0. 071 mm warrant shares, and 0. 045mm treasury shares held in separate trust related to BA YE plan per Jewel Management. Equity value composed of enterprise value Jess NCI of $902mm, debt of $395mm, plus cash and cash equivalents of $982m and investments in affiliates of $1 Bmm per Jewel Management Projections. 1 L TM EBITDA as of 30-Sep-2025. 2 Undisturbed share price of $41.63 as of 24-0ct-2025. 3 Represents 2026E Projected EBITDA per Jewel Management Projections. 4 Reflects 52-week low and high share price through undisturbed date of 24-0ct-2025.

DCF

DRAFT Preliminary – Subject to Refinement

Goldman Sachs

INVESTMENT BANKING

Discounted Cash Flow Analysis

($ in millions)

Discounted Cash Flows Model

	4Q'25E	2026E	2027E	2028E	2029E	Terminal
EBITDA	**$ 225**	**$ 912**	**$ 971**	**$ 1,026**	**$ 1,048**	**$ 1,079**
(-) D&A	(12)	(44)	(41)	(37)	(35)	
Pre-Tax Operating Income	**$ 214**	**$ 868**	**$ 930**	**$ 988**	**$ 1,013**	
(-) Taxes	(51)	(209)	(221)	(233)	(236)	
Post-Tax Operating Income	**$ 162**	**$ 660**	**$ 709**	**$ 756**	**$ 777**	
(+) D&A	12	44	41	37	35	
(-) Capex	$(5)	(41)	(59)	(19)	(19)	
(+/-) NWC	(39)	(17)	(12)	(10)	(8)	
Unlevered Free Cash Flow	**$ 129**	**$ 645**	**$ 679**	**$ 764**	**$ 785**	**$ 809**

Per Share Value

Growth Rate \ WACC	11.00 %	12.00 %	13.00 %
1.50 %	$ 50.70	$ 45.76	$ 41.68
2.00 %	52.76	47.39	42.99
2.50 %	55.07	49.18	44.42

Implied Terminal EV / EBITDA Multiple

Growth Rate \ WACC	11.00 %	12.00 %	13.00 %
1.50 %	7.9 x	7.1 x	6.5 x
2.00 %	8.3	7.5	6.8
2.50 %	8.8	7.9	7.1

Source: Jewel Management Projections, FactSet, Company Filings. Note: Market data as of 28-Nov-2025. Diluted share count for purposes of per share values based on Jewel standalone diluted shares outstanding (preliminary, subject to refinement), inclusive of 154.683mm common shares, 0.133mm incremental share-based awards, 0.071mm warrant shares, and 0.045mm treasury shares held in separate trust related to BAYE plan per Jewel Management. Equity value composed of enterprise value less NCI of $902mm, debt of $395mm, plus cash and cash equivalents of $982m and investments in affiliates of $18mm per Jewel Management Projections.

8

Present Value of Future Share Price DRAFT Preliminary - Subject to Refinement $ 75.00 $ 70.00 $ 65.00 $ 60.00 $ 55.00 $ 50.00 $ 45.00 $ 40.00 $ 35.00 Present Value of Future Stock Price Analysis Based on NTM EV/ EBITDA Multiples 112.9% Cost of Equity Future Stock Price Present Value of Future Stock Price $ 75.00 $ 71.27 $ 70.00 $ 65.00 $ 60.00 $ 55.00 $ 54.65 $ 50.00 $ 49.20 $ 45.00 $ 40.00 $42.10 $ 35.00 Current 2025E 2026E 2027E Current 2025E 2026E - 7.5x EV/ EBITDA - 8.5x EV/ EBITDA - 9.5x EV/ EBITDA 2025E 2026E 2027E 1-Year Forward EBITDA $ 912 $ 971 $1,026 Debt (395) (395) (395) NC I (908) (919) (970) Cash 1,041 1,474 1,962 Investments in Affi~ates 18 18 18 Total EV to Equity Value Adjusbnents $(244) $178 $ 615 Aggregate Dividend 61 245 245 Fully Diluted Shares Outstanding (mm) 153.478 153.068 153.068 INVESTMENT I BANKING $ 54.67 $ 49.57 $ 44.47 2027E Source: Jewel Management Projections, Axioma, Duff & Phelps. Market data as of 28-Nov-2025. Assumes a 12.9% cost of equity based on an equity beta of 1.35 (based on Jewel's 2-year Axioma historical beta, as of 9 I 28-Nov-2025), risk-free rate of 4.6% and equity risk premium of 6. 1%. Discounted to 30-Sep-2025.

Precedent Transactions

DRAFT Preliminary – Subject to Refinement

Goldman Sachs

INVESTMENT BANKING

Precedent M&A Transactions

($ in billions)

Acquirer	Target	Announced	Consideration	EV / LTM EBITDA
Victory Capital	Amundi Asset Management (U.S.)	Apr-2024	$ 1.0	8.9 x
Pzena Investment Management (Pzena Investment Management, LLC)	Pzena Investment Management	Jul-2022	0.8	7.2 x
Macquarie	Waddell & Reed Financial Services	Dec-2020	1.7	10.8 x
Morgan Stanley	Eaton Vance	Oct-2020	6.8	12.1 x
Franklin Templeton Investments	Legg Mason	Feb-2020	5.6	10.5 x
Victory Capital	USAA (Asset Management Company)	Nov-2018	0.9[1]	6.9 x
Invesco	OppenheimerFunds	Oct-2018	5.6	8.4 x
Median				**8.9 x**

Source: Company filings, earnings transcripts. [1] Excludes $150mm earnout over four years.

10

Precedent Premia Analysis DRAFT Preliminary - Subject to Refinement Premia Paid in Precedent U.S. Public M&A INVESTMENT I BANKING # of Deals U.S. Targets Valued Between $5bn - $1 Obn; All-Cash Transactions Premia Relative to Undisturbed Share Price1 25th Percentile 20% 75th Percentile 52% 62% 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 10 9 9 9 17 9 6 13 15 10 13 11 Source: Dealogic. Note: Premium is relative to target's undisturbed share price for control deals with U.S. targets valued between $5 billion and $10 billion. 1 Includes all-cash transactions. Median: 32%

Precedent Premia Analysis DRAFT Preliminary - Subject to Refinement # of Deals Premia Paid in Precedent U.S. Public M&A INVESTMENT I BANKING U.S. Targets Valued Between $5bn - $1 Obn; All-Cash Transactions Premia Relative to 52-Week High Share Price1 25th Percentile (2) % 75th Percentile 21% 24% 19 % Median: -------- 7% 0% 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 10 9 9 9 17 9 6 13 15 10 13 11 Source: Dealogic. Note: Premium is relative to target's 52-week high share price tor control deals with U.S. targets valued between $5 billion and $10 billion. 1 Includes a/I-cash transactions.

# of Deals Precedent Premia Analysis DRAFT Preliminary - Subject to Refinement Premia Paid in Precedent U.S. Public M&A INVESTMENT I BANKING U.S. Targets Valued Between $5bn - $1 Obn; All-Cash Transactions 78% 0-50% 6 Premia Relative to Undisturbed Share Price - Deals Grouped by Undisturbed Share Price as % of 52-Week High1 50-60% 60-70% 70-80% 7 13 30 Jewel's $41.63 undisturbed share price represents 91% of its 52-Week High of $45.94 80-90% 37 .... - ---- 15th Percentile: I 33 % I • I 38 I I I I . I I Source: Dealogic. Note: Premium is relative to target's undisturbed share tor control deals With U.S. targets valued between $5 billion and $10 billion. 1 Includes a/I.cash transactions.

DRAFT Preliminary – Subject to Refinement

Goldman Sachs

Analysis at Various Prices

($ in millions, except share price)

INVESTMENT BANKING

		Trian / GC Offer Price	Illustrative Prices						
Metric	**Value**	**$ 46.00**	**$ 48.00**	**$ 50.00**	**$ 52.00**	**$ 54.00**	**$ 56.00**	**TAM[1] Peers**	**Precedent Transactions**
Premium To:									
Undisturbed Share Price (24-Oct-2025)	$ 41.63	10.5 %	15.3 %	20.1 %	24.9 %	29.7 %	34.5 %	-	-
30-Day VWAP (24-Oct-2025)	43.61	5.5	10.1	14.7	19.2	23.8	28.4	-	-
60-Day VWAP (24-Oct-2025)	43.66	5.4	9.9	14.5	19.1	23.7	28.3	-	-
52-Week High[2] (05-Feb-2025)	45.94	0.1	4.5	8.8	13.2	17.5	21.9	-	-
All-Time High (09-Nov-2021)	48.43	(5.0)	(0.9)	3.2	7.4	11.5	15.6	-	-
Estimated Trian Cost Basis	29.49	56.0	62.8	69.5	76.3	83.1	89.9	-	-
Jewel Management Projected Adj. EBITDA									
LTM EBITDA	$ 768	9.7 x	10.4 x	10.8 x	11.2 x	11.6 x	12.0 x	-	8.9 x
2025E	779	9.5	10.2	10.6	11.0	11.4	11.8	8.5	-
2026E	912	8.1	8.7	9.1	9.4	9.8	10.1	7.4	-

Source: Jewel Management Projections, filings, Refinitiv, FactSet. Note: Market data as of 28-Nov-2025. Diluted share count for purposes of per share values based on Jewel change of control fully diluted shares outstanding (preliminary, subject to refinement), inclusive of 154.683mm common shares, 0.139mm incremental share-based awards, 0.281mm warrants (based on Trian / GC proposal price of $46.00 per share), 0.045mm treasury shares related to BAYE plan held in separate trust, less 0.524mm RSU/PSU awards attributable to CEO which are assumed to be forfeited due to change in control clause per Jewel Management. Equity value composed of enterprise value less NCI of $902mm, debt of $395mm, plus cash and cash equivalents of $982m and investments in affiliates of $18mm per Jewel Management Projections. [1] TAM Peers include AB, AMG, APAM, BEN, BLK, IVZ, TROW, VCTR, VRTS. [2] Reflects 52-week high as of undisturbed date of 24-Oct-2025.

14

DRAFT Preliminary – Subject to Refinement

Goldman Sachs

Precedent Transactions Involving Significant Shareholders

INVESTMENT BANKING

Precedent transactions involving unsolicited proposals from significant shareholders have featured sizable premiums and moderate increases in final offer price relative to initial proposals

Illustrative Timeline from Precedents



3 months
6 months
9 months
Initial Offer Announcement
First Price Increase Announced
Final Merger Agreement Announced
Close of Transaction

Summary Statistics from Precedent Transactions Involving Significant Shareholders

Criteria	Summary Statistic	Average
■ U.S. Acquiror or Target	Average Premium[1] (Initial Offer)	**20.0 %**
	Average All-In Premium	**25.0 %**
■ Since 01-Jan-2015	Average Total Increase in Offer Price	**5.1 %**
■ >$1bn Transaction Value	Average No. of Price Bumps	**~1[2]**
■ Acquiror Ownership of Target 20 – 50%	Average Time From Unsolicited Offer to Signing	**~3 months**
	% of Unsolicited Deals with a Bump	**59%**
■ 35 Transactions	% of Unsolicited Deals Completed (Excluding Ongoings)	**81%**

Source: Refinitiv. Note: all transactions involve off the record negotiations not reflected. [1] Premium calculations are determined using the offer price relative to the undisturbed price (T-1).
[2] 1/12 transactions involved more than one price bump.

15

DRAFT Preliminary - Subject to Refinement Bidding Evolution in Largest Private Equity Deals INVESTMENT I BANKING On average, sample transactions saw offer prices increase 6% from initial indication to final offer, and 4% from second indication to final offer 40% 35% 30% 25% ! Median 4% ! 20% 15% 10% 5% 0% (5)% (10)% % Iner 1st-to-Final % Iner 2nd-to-Final ~ C: ~ ::, "O C: w 36% 24% (I) ~ .2 0 Cl ~ ~ ~ :t: "O Q) ·c: a:: 0 ro ~ ~ .c (.) <( £ ... i (I) ~ "iii > (.) z (I) w ::, ::c: 0 C: (I) C) x (I) z 30% 27% 24% 16% 16% 15% 25% 19% 16% 4% 11% 9% Bid Prices Indexed to Initial Offer Price 4% Represents final bid price over initial bid price Represents second bid price over initial bid price Median % change from ■ second bid to final bid Represents initial bid price } I G% I Median % change from first bid to final bid iii ,gi (I) ~ "iii "' (I) (.) ~ ~ c "' i t: jl (.) z Cl E .5 ·g, "O ro ·g, ~ "iii ro (I) ·13 ro (.) (I) C: E Q) a.. "O C: E 0. a:: > ~ '5 al ::, ro "iii ...J "' (.) Cf) ...J E ro "8 0 C: ::, 0 0 ~ ..- "' (I) ~ ~ ~ Q) :t: ... ~ ~ c3 u:: 0 E a:: ro (I) Cl 0 a:: 0 ro 0 a.. ro (.) CD ~ ::, ::, ... Cf) Cl Cf) O" C: ro Cf) w ~ Q) "' <( "' • First Bid A Second Bid ♦ Final Bid Percentage Bid Increase to Final Offer 14% 13% 11% 10% 10% 10% 10% 10% 9% 8% 6% 6% 5% 5% 4% 4% 10% (3)% 2% 7% 6% 5% 1% 5% 4% 4% 6% 4% 1% 1% 1% 0% ro "O ~ "' Q) E ro ... C: (I) 0. ro ro 0 "' C: 0 ::, "iii E ::, ·c: iii (.) 0 ~ N 0. (I) a:i (I) ... > IO (.) 0 ~ C: C: C: w 0 w (I) C: "' (I) ~ ~ >, .... Cf) (I) C: .... 0 (.) 3% 3% 3% 3% 2% 2% 2% 2% 1% 2% 0% 0% (10)% 0% C: ~ ro 8 ci. a:: ro C: (I) <( e> 0 LL 1% 1% 8% (3)% ..c £ -~ Cf) 1% 7% al ..c t: "' ro E Cf) Median ~ 1% 6% ~ ~ 0% 4% Source: Deal Point Data. Note: Represents select publicly available sponsor transactions over the last 5 years

Appendix A: Valuation Support DRAFT Preliminary - Subject to Refinement INVESTMENT I BANKING

Beta Analysis 2.40 Average 3Y 2Y 1Y Jewel' 1.51 1.52 1.42 TAM Peers2 1.38 1.36 1.22 2.20 2.00 1.80 1.60 1.40 1.20 DRAFT Preliminary - Subject to Refinement INVESTMENT I BANKING Historical Jewel and Peer Beta Analysis Jewel - % of Time Spent in Range' 3Y 2Y 1Y 1.70 + 9% 13% 5% 1.60 - 1.70 7 11 1.50 - 1.60 41 28 1.40 - 1.50 29 29 57 1.30 - 1.40 13 19 38 1.20 - 1.30 1.10 - 1.20 5-Nov-2024: U.S. Election Day TAM Peers2 - % of Time Spent in Range 1.70 + 1.60 • 1.70 1.50-1.60 1.40 • 1.50 1.30 • 1.40 1.20 • 1.30 1.10 • 1.20 3Y 2Y 1Y 1% 1% 16 24 42 23 8 2 4 29 43 81 5 8 15 Beta on 24-0ct-2025 (Pre-Proposal): 1.41 1.36 1.12 1.00 _______ "'T"' ______ "'T" ______ """T' ______ ..... ______ __,,--------,--------.,...------"T"" Oct-2022 Mar-2023 Jul-2023 Dec-2023 May-2024 Sep-2024 Feb-2025 Jun-2025 Nov-2025 Source: Axioma. Note: Market data as of 28-Nov-2025. 1 Reflects Jewel historical data up to undisturbed date of 24-0ct-2025. 2 TAM Peers include AB, AMG, APAM, BEN, BU<, IVZ, TROW, VCTR, VRTS. Reflects historical 1 s I data through 28-Nov-2025.

DRAFT Preliminary - Subject to Refinement Weighted Average Cost of Capital Analysis ($ in millions) % Target Debt % Target Equity WACC Walk Capital Structure Implied Debt to Capital Ratio Risk Free Rate Levered Equity Beta Equity Risk Premium Cost of Equity Cost of Equity Cost of Debt Pre-Tax Cost of Debt Marginal Tax Rate per Jewel Management After-Tax Cost of Debt Weighted Average Cost of Capital 9.0 91.0 9.0 4.6% 1.35 6.1% 12.9% 5.5% 25.0 4.1% 12.1 % Source: Axioma, Duff and Phelps, Company filings, market data as of 28-Nov-2025. Jewel Jewel (Undisturbed - Oct 24) Peers Alliance Bernstein Affiliated Managers Group Artisan Partners BlackRock Franklin Invesco T. Rowe Victory Capital Virtus Peer Median 75th Percentile Average 25th Percentile Debt / Total Capital 5.0% 9.0% 13.0 % Peer Capital Structure Comparison Capitalization Axioma Historical Levered Beta Debt Cash Net Debt 1.36 S 395 S 982 $(587) 1.41 395 870 (475) 0.69 $ 473 $ 741 $(268) 0.91 2,372 476 1,896 1.21 189 300 (1 11) 1.12 12,766 9,774 2,992 0.96 2,362 3,088 (726) 1.31 1,625 973 652 1.14 0 3,635 (3,635) 1.19 972 116 856 1.04 391 371 20 1.12 1.19 1.06 0.96 WACC Sensitivity Analysis 1.20 11.6% 11.3 11.0 Equity Beta 1.35 12.5% 12.1 11 .8 INVESTMENT I BANKING Gross Debt / Gross Debt+ Market Cap Market Cap S 6,772 6,450 $12,037 7,789 3,369 167,106 11,769 11,178 22,929 5,426 1,132 1.50 13.3% 12.9 12.6 5.5% 5.8 3.8% 23.3 5.3 7.1 16.7 12.7 0.0 15.2 25.6 12.7% 16.7 12.2 5.3

Public Market Valuation Public Peer Trading Multiples ($ in millions, except share price) Equity Company Name Closing Price Market Cap ($mm) Jewel (Current) $ 43.71 $ 6,772 Jewel (Undisturbed) 1 $ 41.63 $ 6,450 TAM Peers Alliance Bernstein $ 41 .31 $ 12,037 Affiliated Managers 268.83 7,789 Artisan Partners 41.48 3,369 Blackrock 1,047.30 167,106 Franklin Resources 22.59 11,769 Invesco 24.45 11,178 T. Rowe Price 102.38 22,929 Victory 62.89 5,426 Virtus 159.59 1,132 TAM Peers Enterprise Value $ 7,070 $ 6,832 $ 11,676 8,352 3,533 170,636 12,260 14,821 19,11 0 6,282 1,237 Source: Company filings, FactSet. Note: Market data as of 28-Nov-2025. 1 Refiects Jewel data as of undisturbed date of 24-0ct-2025. DRAFT Preliminary - Subject to Refinement INVESTMENT I BANKING EV / EBITDA CY2025 NTM CY2026 8.9 X 8.0 X 7.9 X 8.8 X 7.9 X 7.7 X 9.8 X 8.8 X 8.7 X 7.9 7.2 7.2 8.6 8.1 8.1 17.4 14.1 13.9 6.3 5.8 5.8 9.1 7.6 7.5 6.6 6.3 6.3 9.5 8.3 8.1 4.6 4.6 4.6 8.6 X 7.6 X 7.5 X

Appendix B: Additional Financial Information DRAFT Preliminary - Subject to Refinement INVESTMENT I BANKING

Fully Diluted Shares Outstanding Basic Common Shares Dilutive Securities Incremental Share-Based Awards Guardian Warrants Treasury Shares Total Dilutive Securities Fully Diluted Shares Outstanding Basic Common Shares1 Dilutive Securities Incremental Share-Based Awards3 CEO 2025 RSU/PSU Awards4 Guardian Warrants5 Treasury Shares6 Total Dilutive Securities Fully Diluted Shares Outstanding Standalone FDSO Change of Control FDSO2 DRAFT Preliminary - Subject to Refinement INVESTMENT I BANKING 154,683,308 133,130 71 ,175 45,325 249 630 154,932,938 154,683,308 139,162 (523,562) 281,391 45,325 (57,684) 154,625,624 Source: Jewel Management. Market data as of 28-Nov-2025. 1 Basic common shares outstanding inc/udes 4.8mm custody shares held at Fidelity to cover the vesting of share-based awards. 2 Change of control 22 I FDSO calculated using $46.00 per share Trian I GC proposal. 3 Share based awards not inc/uded in the custody account at Fidelity. Primarily UK SAYE option plan. • Assumes special award is forfeited (assuming transaction close before 12-May-2026 and CEO is given an equivalent award by new shareholders). 5 Assumes all 1.6mm warrants are exercised at Trian I GC proposal price of $46.00 per share (exercise price of $37.91 ). 6 Relates to BA YE plan, held in separate trust.

DRAFT Preliminary - Subject to Refinement Enterprise Value to Equity Value Walk ($ in millions) Illustrative Enterprise Value to Equity Value Adjustments (-) Long-Term Debt (-) Non-Controlling Interests (+) Investments in Affiliates (+) Cash and Cash Equivalents Total Enterprise Value to Equity Value Adjustments Source: Company filings. Market data as of 28-Nov-2025. INVESTMENT I BANKING $ (395) (902) 18 982 $ (298)

DRAFT Preliminary - Subject to Refinement Metric Year 2025E 2026E 2027E I 2025E 2026E 2027E I 2025E 2026E 2027E I 2025E 2026E 2027E I 2025E 2026E 2027E . I 2025E 2026E 2027E I 2025E 2026E • .. 2027E Benchmarking Jewel Management Projections to Select Companies Jewel Select Jewe11 Research Traditional IBI ALI.WIICEBUMSntN BlackRock ~ ~Invesco T.Roweltice~ Asset Managers nv,NKLIN TEM PUTON' Estimates IN\/UTM.ENTS Median 15% 15% (1)% (1)% 5% (7)% 5% (3)% 1 1 5 (1) 4 (1) 2 1 1 5 (0) 4 (1) 14% 17% 14% 11% 14% 4% 14% 15% 5 6 6 6 6 5 6 7 5 6 6 6 6 5 6 7 45bps 45bps 39bps 39bps 15bps 38bps 23bps 39bps 42 42 38 38 15 38 23 37 42 42 37 39 16 38 22 36 10% 11% 5% 0% 19% 2% 5% 4% 9 10 11 9 22 2 13 6 6 7 6 6 11 5 6 3 43% 44% 39% 49% 35% 51% 43% 36% 42 43 38 49 35 48 40 35 42 43 38 48 35 48 40 35 22% 21% 24% 17% 21% 25% 24% 27% 21 21 23 16 19 23 23 27 21 21 22 16 19 22 22 29 35% 36% 36% 34% 44% 24% 33% 37% 37 37 36 35 42 29 34 38 38 36 37 36 43 28 36 38 INVESTMENT I BANKING j V1ctoryCapitar (2)% 0 20% 6 6 43bps 38 38 46%5 17 5 25% 25 25 24% 24 24 49% 48 48 Source: Jewel Management Projections, GS Research, Fae/Set. Note: Franklin figures reflect fiscal year end of September 3<Jh. Franklin 2025 figures represent actual results. 1 Based on Jewel Management Projections. 2 24 I Based on GS Research. 3 Includes the impact of FX. • Based on Consensus of Research Analysts. 5 Driven by acquisition of Amundi U.S.